                                                  EXHIBIT 99(A)






                  BANKBOSTON REPORTS THIRD QUARTER NET INCOME
                       OF $226 MILLION OR $1.47 PER SHARE
                     21% GROWTH IN CORE EPS FROM PRIOR YEAR

     BOSTON, October 16, 1997 -- BankBoston Corporation (NYSE: BKB) reported today third quarter net income of $226 million, or $1.47 per common share on a fully diluted basis. This compares with $212 million, or $1.35 per share, in the second quarter of 1997 and $197 million, or $1.21 per share, in the third quarter of 1996 before a charge for restructuring and merger-related costs associated with the BayBanks acquisition (net income, including this charge, was $80 million, or $.45 per share).

     Net income for the first nine months of 1997 was $645 million, or $4.07 per share, compared with net income for the first nine months of 1996 of $571 million, or $3.48 per share, before charges associated with the acquisition of BayBanks and items related to the sale of the mortgage banking subsidiary (actual net income for the first nine months of 1996 was $449 million, or $2.69 per share).

     Operating highlights were as follows: (amounts shown for the third quarter of 1996 are before the charge for restructuring and merger-related costs associated with the BayBanks acquisition):

     . On a fully taxable equivalent basis, operating income (before credit costs) was $424 million in the third quarter, compared with $421 million in the prior quarter and $405 million in the third quarter of 1996;

     . Return on average common equity was 21.11% in the third quarter compared with 19.54% in the prior quarter and 17.56% in the third quarter of 1996;

     . Return on average assets was 1.36% in the third quarter compared with 1.33% in the prior quarter and 1.31% in the third quarter of 1996;

     . Nonaccrual loans and OREO totaled $387 million at September 30, 1997, compared with $398 million at June 30, 1997 and $496 million at September 30, 1996. Net credit losses were $61 million in the third quarter of 1997 compared with $79 million in the prior quarter and $55 million in the third quarter of 1996.

     Included within the third quarter of 1997 results discussed above were the following items:

     . A gain of $68 million from the previously announced sale of Fidelity Acceptance Corporation, the Corporation's consumer finance subsidiary;

     . A charge of $11 million resulting from a loss on interest rate futures contracts that had been used to hedge the funding of Fidelity Acceptance Corporation;

     . Charges of $38 million related to the regional consumer business for additional conversion costs for BayBanks associated with integrating teller, ATM and other back office systems; the planned closing of additional branches; and the extension of the new product set to the Connecticut operations in connection with the pending October merger of Bank of Boston Connecticut into the Corporation's lead bank, BankBoston, N.A.;

     . Contributions of $11 million made by the Corporation to its Charitable Foundation;

     . A charge of $8 million associated with Latin America covering de novo branch expansion, as well as advertising and promotional campaigns related to the unveiling of the new BankBoston brand.

FIDELITY ACCEPTANCE CORPORATION

     The divestiture of Fidelity Acceptance Corporation did not have a material effect on operating earnings in the third quarter but did reduce reported levels of major income statement categories, net interest margin, loan levels, nonaccrual loans, and net credit losses.

NONINTEREST INCOME

The components of noninterest income are as follows:


Second
Quarter                                                     Third Quarter                    Nine Months
-------                                                     --------------                -----------------
   1997                     (in millions)                   1997     1996     Change       1997      1996      Change
   ----                                                     -----    -----    -------     ------    -------    -------
     $156    Financial service fees                          $168     $140      $ 28      $  462    $  438       $ 24
       55    Net equity and mezzanine profits                  61       51        10         153       165        (12)
       27    Mutual fund fees                                  29       24         5          81        69         12
       36    Personal trust fees                               37       32         5         107        97         10
        6    Other trust and agency fees                        7        6         1          20        15          5
       28    Trading profits and commissions                   20       21        (1)         67        59          8
       20    Net foreign exchange trading profits              18       13         5          57        37         20
       32    Securities portfolio gains, net                   11        7         4          52        24         28
        0    Gain on sale of mortgage servicing                 0       13       (13)          0        13        (13)
        0    Gain on sale of Fidelity Acceptance Corp.         68        0        68          68         0         68
        0    Sale of Mortgage Bank and related items, net       0        0         0           0        (5)         5
       17    Other income                                      29       30        (1)         88        93         (5)
     ----                                                    ----     ----      ----      ------    ------       ----
     $377        Total                                       $448     $337      $111      $1,155    $1,005       $150
     ====                                                    ====     ====      ====      ======    ======       ====

     .    The improvement in financial service fees is detailed below.

     . Equity and mezzanine profits reflected the ongoing strong performance of the Corporation's Private Equity business as exhibited in both quarterly comparisons. The Corporation has made over $250 million of new investments during 1997. The decline in profits in the nine month comparison resulted from an unusually high level of gains recorded during the second quarter of 1996.

     . Mutual fund fees improved in all comparisons, generally reflecting higher levels of fees from the Argentine and Brazilian businesses. The combined level of assets under management in Argentina and Brazil has risen to $6.0 billion at September 30, 1997 compared with $3.9 billion at September 30, 1996. In addition, higher fees from the International Private Banking business also contributed to the increases.

     . The increase in personal trust fees from prior year periods mainly relates to an increase in domestic assets under management.

     . Trading account profits and commissions declined from the second quarter due to lower levels of profits from international operations. The increase in the nine month comparison reflects growth in the Corporation's Global Capital Markets business.

     . The growth in foreign exchange profits from prior year periods reflects the Corporation's increased emphasis on this segment of its Global Capital Markets business, while the decline from the prior quarter resulted from lower profits in Asia.

     . The decrease in securities gains from the prior quarter reflects a high second quarter volume of Argentine security sales, which yielded gains of approximately $20 million.

     . During the third quarter of 1997, the Corporation recorded a gain of $68 million related to the sale of Fidelity Acceptance Corporation, its consumer finance subsidiary, to Norwest Financial Corp.

     . Other income included a charge of $11 million in the third quarter of 1997 resulting from interest rate futures contracts that had been used to hedge the funding of Fidelity Acceptance Corporation. Compared with the second quarter, this was more than offset by higher equity earnings from affiliates and gains on the sales of loans.

     The components of financial service fees are as follows:

Second
Quarter                                             Third Quarter                    Nine Months
-------                                             --------------                -----------------
   1997     (in millions)                           1997     1996     Change       1997      1996      Change
   ----                                             -----    -----    -------     ------    -------    -------
     $ 62    Deposit and ATM-related fees             $ 69     $ 61       $ 8      $189     $180      $  9
       18    Letters of credit and acceptance fees      19       18         1        53       51         2
       23    Syndication and agent fees                 22       14         8        60       36        24
        9    Other loan-related fees                    11        9         2        29       28         1
        0    Net mortgage servicing fees*                0        3        (3)        0       29       (29)
       44    Other                                      47       35        12       131      114        17
     ----                                             ----     ----       ---      ----     ----      ----
     $156        Total                                $168     $140       $28      $462     $438      $ 24
     ====                                             ====     ====       ===      ====     ====      ====

     *Excludes effects of contracts used to hedge prepayment risk, pending sale of the mortgage banking subsidiary, which are included in "Sale of Mortgage Bank and related items, net".

     . Deposit and ATM-related fees increased from the prior quarter due, in part, to repricing of certain domestic products, a higher volume of domestic accounts, and an increase in fees from Argentine operations.

     . Syndication and agent fees increased from prior year periods due to a higher volume of transactions generated by the Corporation's corporate finance business.

     . The decline in net mortgage servicing fees from the prior year reflected the sale of the Corporation's mortgage banking subsidiary in 1996.

     . The increase in other financial service fees from all prior periods is due mainly to growth in the Global Capital Markets business, including higher levels of advisory fees and the recording of underwriting fees in 1997.



NET INTEREST REVENUE

     Net interest revenue, on a fully taxable equivalent basis, was $577 million for the third quarter of 1997, compared with $620 million in the prior quarter and $596 million in the third quarter of 1996. Net interest margin was 3.96% for the third quarter of 1997 and 4.38% in the second quarter of 1997, compared with 4.40% in the third quarter of last year. For the first nine months of 1997, net interest revenue, on a fully taxable equivalent basis, was $1,822 million, compared with $1,744 million in the first nine months of 1996. Net interest margin was 4.27% for the first nine months of 1997, compared with 4.40% for the first nine months of 1996.

     The declines in net interest revenue and margin in both quarterly comparisons mainly reflect the third quarter 1997 sale of Fidelity Acceptance Corporation, which engaged in high margin, sub-prime consumer lending.
Partially offsetting the quarterly declines in net interest revenue from this sale was an increase in the average balance of earning assets including domestic commercial loans, Latin American loans, and securities. Excluding the impact of the Fidelity sale, average earning assets grew approximately $2 billion from the second quarter and approximately $5 billion from the third quarter of 1996. Lower levels of loan fees and interest recoveries affected the second quarter comparison of net interest revenue and margin.

  Compared with the first nine months of 1996, the improvement in net interest revenue resulted from higher levels of average earning assets, partially offset by the sale of Fidelity Acceptance Corporation. The latter was also the main reason for the decline in margin in the nine month comparison.

NONINTEREST EXPENSE

     The components of noninterest expense are as follows:

   Second
  Quarter                                              Third Quarter                   Nine Months
  -------                                              --------------                ----------------
     1997                 (in millions)                1997     1996     Change       1997      1996     Change
     ----                                              -----    -----    -------     ------    ------    -------
     $312    Employee costs                             $318     $293     $  25      $  939    $  875     $  64
       88    Occupancy & equipment                        86       85         1         260       254         6
       12    Professional fees                            14       15        (1)         38        42        (4)
       27    Advertising and public relations             25       26        (1)         73        84       (11)
       28    Communications                               29       24         5          83        74         9
        7    Goodwill amortization                         6        7        (1)         21        17         4
      102    Other                                       122       78        44         305       235        70
     ----                                               ----     ----     -----      ------    ------     -----
      576     Subtotal                                   600      528        72       1,719     1,581       138
             OREO costs
             1996 special items:
        0     Restructuring and merger-related costs       0      180      (180)          0       180      (180)
        0     Accelerated vesting of restricted stock      0        0         0           0         4        (4)
        2    OREO costs                                    1        5        (4)          4         7        (3)
     ----                                               ----     ----     -----      ------    ------     -----
     $578        Total                                  $601     $713     $(112)     $1,723    $1,772     $ (49)
     ====                                               ====     ====     =====      ======    ======     =====

       The comparison of noninterest expense with the prior quarter was affected by the following items:

     . Third quarter charges of $38 million related to the regional consumer business for additional conversion costs for BayBanks associated with integrating teller, ATM and other back office systems; the planned closing of additional branches; and the extension of the new product set to the Connecticut operations in connection with the pending merger of Bank of Boston Connecticut into the Corporation's lead bank, BankBoston, N.A. Regional consumer charges associated with the BayBanks integration totaled $19 million in the second quarter and covered temporary help for systems work, branch banking and telebanking; training staff on new products and systems; creating and mailing brochures to consumer and corporate customers; and converting to the new BankBoston brand name.

     . Contributions of $11 million made by the Corporation in the third quarter to its Charitable Foundation.

     . Third quarter costs of $8 million associated with Latin America covering branch expansion, as well as advertising and promotional campaigns related to the unveiling of the new BankBoston brand.

     .    The sale of Fidelity Acceptance Corporation in the third quarter.

     . During the second quarter, the Corporation recorded a restructuring charge of $3 million related to its Asian operations. This charge primarily relates to the cost of centralizing regional support and processing functions.

     Excluding the items discussed above, noninterest expense, before OREO costs and 1996 special items, increased approximately $10 million from the second quarter due to higher incentive compensation in Global Capital Markets and Corporate Banking, continued investments in Latin America, and higher levels of Millennium ("Year 2000") project expenses.

     Compared with prior year periods, noninterest expense, before special items and OREO costs, grew $72 million from the third quarter and $138 million from the first nine months of 1996. The major drivers of these increases were the 1997 charges discussed above as well as investment spending in Latin America, primarily Argentina and Brazil; the ongoing buildup of the Corporation's Corporate Banking and Global Capital Markets businesses, including the launching of a Section 20 subsidiary, the formation of a high yield desk, and higher incentive compensation in line with the growth in revenues; and expenses incurred in connection with the Corporation's Millennium project. The growth in expenses from these areas more than offset incremental expense savings achieved from the consolidation of BayBanks into the Corporation.

CREDIT PROFILE
Loan and Lease Portfolio

     The segments of the lending portfolio are as follows:

  (in millions)                                                              9-30-97    6-30-97    3-31-97    12-31-96    9-30-96
                                                                            --------   --------   --------   ---------   --------
  United States Operations:
    Commercial, industrial and financial                                     $15,062    $14,527    $14,203    $13,162    $13,828
    Commercial real estate
      Construction                                                               317        314        265         284        323
      Other commercial real estate                                             3,845      3,398      3,129       3,240      3,228
    Consumer-related loans:
      Residential mortgages                                                    2,720      3,016      3,067       3,184      4,156
      Home equity loans                                                        2,952      2,924      2,908       2,878      2,842
      Credit card                                                              1,596      1,488      1,404       1,395      1,320
      Other                                                                    3,118      4,739      4,708       5,503      5,349
    Lease financing                                                            1,880      1,780      1,766       1,816      1,778
    Unearned income                                                             (293)      (277)      (275)       (287)      (272)
                                                                             -------    -------    -------     -------    -------
                                                                              31,197     31,909     31,175      31,175     32,552
                                                                             -------    -------    -------     -------    -------
  International Operations:
    Loans and lease financing, net of unearned income                         11,264     10,404      9,844       9,886      9,501
                                                                             -------    -------    -------     -------    -------
  Total loans and lease financing                                            $42,461    $42,313    $41,019     $41,061    $42,053
                                                                             =======    =======    =======     =======    =======

      Loans and leases were $42.5 billion at September 30, 1997, compared with $42.3 billion at June 30, 1997. The growth was due to an $860 million increase in the international portfolio, mainly attributable to Argentina and Brazil; a higher level of commercial and industrial loans, mainly from the New England Corporate Banking and Asset Based Finance businesses; and an increase in commercial real estate loans. Domestic commercial loan levels are also affected by the timing of syndication transactions. These increases were mostly offset by a decline in domestic consumer loans, reflecting, in part, the third quarter sale of Fidelity Acceptance Corporation, which had a $1.1 billion loan portfolio.

Nonaccrual Loans and OREO

     Nonaccrual loans and OREO amounted to $387 million at September 30, 1997, compared with $398 million at June 30, 1997, and $496 million at September 30, 1996. The decline from June 30 reflects, in part, the sale of Fidelity Acceptance Corporation. Nonaccrual loans and OREO represented .9% of related assets at September 30, 1997 and June 30, 1997 and 1.2% at September 30, 1996.

     The components of consolidated nonaccrual loans and OREO are as follows:

  (in millions)                                             9-30-97   6-30-97   3-31-97   12-31-96   9-30-96
                                                           --------  --------  --------  ---------  --------
  Domestic nonaccrual loans:
    Commercial, industrial and financial                       $ 68      $ 39      $ 72       $ 82      $114
    Commercial real estate
      Construction                                                4         3         4          6         9
      Other commercial real estate                               44        48        47         67        84
    Consumer-related loans
      Residential mortgages                                      51        56        65         57        60
      Home equity loans                                          26        26        25         23        22
      Credit card                                                22        22        23         17         5
      Other                                                      23        44        41         44        44
                                                               ----      ----      ----       ----      ----
                                                                238       238       277        296       338
                                                               ----      ----      ----       ----      ----
  International nonaccrual loans                                 99       113       119        106       106
                                                               ----      ----      ----       ----      ----
      Total nonaccrual loans                                    337       351       396        402       444
  OREO                                                           50        47        49         50        52
                                                               ----      ----      ----       ----      ----
      Total                                                    $387      $398      $445       $452      $496
                                                               ====      ====      ====       ====      ====

Provision and Reserve for Credit Losses

     The reserve for credit losses at September 30, 1997 was $729 million, or 1.72% of outstanding loans and leases, compared with $845 million, or 2.00% at June 30, 1997, and $897 million, or 2.13% at September 30, 1996. The reserve for credit losses was 216% of nonaccrual loans at September 30, 1997, 240% at June 30, 1997, and 202% at September 30, 1996.

     The provision for credit losses was $40 million in the third quarter of 1997, compared with $60 million in the second quarter of 1997 and $57 million in the third quarter of 1996.

     Net credit losses were $61 million in the third quarter of 1997, compared with $79 million in the second quarter of 1997 and $55 million in the third quarter of 1996. Net credit losses as a percent of average loans and leases on an annualized basis were .57% in the third quarter of 1997, compared with .76% for the second quarter of 1997 and .53% for the third quarter of 1996.

     The decline from the prior quarter in the provision, reserve and related ratios, and in net credit losses, primarily reflects the Corporation's decision to downsize its national consumer business, including the third quarter sale of Fidelity Acceptance Corporation.

     Net credit losses were as follows:

     Second
    Quarter                                            Third Quarter       Nine Months
    -------                                           ---------------    ---------------
       1997               (in millions)                1997     1996      1997     1996
       ----                                           ------    -----    ------    -----
               Domestic
        $ 5      Commercial, industrial and
                   financial                            $ 2       $ 0     $ 25      $  5
         (3)     Commercial real estate                  (2)        1       (5)       15
                 Consumer-related loans:
          0      Residential mortgages                    1         2        2         9
         24      Credit card                             24         7       67        14
          1      Home equity loans                        2         0        6         4
         34      Other                                   12        35       81        83
        ---                                             ---       ---     ----      ----
         61                                              39        45      176       130
         18    International                             22        10       43        25
        ---                                             ---       ---     ----      ----
        $79        Total                                $61       $55     $219      $155
        ===                                             ===       ===     ====      ====


The Corporation

     BankBoston, with assets of $68.2 billion, was founded in 1784. BankBoston is engaged in: consumer banking in southern New England; financing to selected corporations regionally, nationally and internationally; and full-service banking in key Latin American markets. The Corporation and its subsidiaries operate through a network of offices in the U.S. and through more than 100 offices in 23 countries in Latin America, Europe and Asia, the third largest overseas network of any U.S. bank. The Corporation's common and preferred stocks are listed on the New York and Boston stock exchanges.

                           CONSOLIDATED BALANCE SHEET
(dollars in millions)

            June 30                                                        September 30
            -------                                                   -------------------
               1997                                                    1997        1996
            -------                                                   -------     -------
                        Assets
                          Securities:
            $ 8,969         Available for sale                        $ 9,425     $ 7,413
                636         Held to maturity                              654         685

             42,313     Loans and lease financing                      42,461      42,053
               (845)    Reserve for credit losses                        (729)       (897)
            -------                                                   -------     -------
             41,468       Net loans and lease financing                41,732      41,156

              5,758     Other earning assets                            6,901       4,513
              9,307     Cash and other nonearning assets                9,518       8,196
            -------                                                   -------     -------
            $66,138       Total Assets                                $68,230     $61,963
            =======                                                   =======     =======

                        Liabilities and Stockholders' Equity
            $42,978       Deposits                                    $44,655     $43,328
             12,377       Funds borrowed                               12,585       9,250
              2,696       Notes payable                                 2,781       2,846
              2,666       Other liabilities                             3,080       1,785
                          Guaranteed preferred beneficial interests
                            in corporation's junior subordinated
                747         debentures                                    747           0
            -------                                                   -------     -------
             61,464       Total Liabilities                            63,848      57,209
            -------                                                   -------     -------

                        Stockholders' Equity
                508       Preferred equity                                278         508
              4,166       Common equity                                 4,104       4,246
            -------                                                   -------     -------
              4,674       Total Stockholders' Equity                    4,382       4,754
            -------                                                   -------     -------
            $66,138       Total Liabilities and Stockholders' Equity  $68,230     $61,963
            =======                                                   =======     =======

                           Selected Average Balances


      Quarter Ended                                                     Quarters Ended             Nine Months Ended
      -------------                                                     --------------             -----------------
            June 30                                                      September 30                September 30
            -------                                                     --------------             -----------------
               1997                                           1997           1996        1997            1996
              -----                                          -------    --------------  -------    -----------------
                       Assets
            $42,112      Loans and lease financing           $42,429           $41,223  $42,093              $40,176
              9,488      Securities                            9,661             8,249    9,471                8,153
             56,834      Total earning assets                 57,769            53,924   57,085               52,941
             63,946      Total assets                         65,704            60,049   64,292               59,010
                       Liabilities and Stockholders' Equity
             34,391      Interest bearing deposits            35,098            35,432   34,616               34,408
              7,855      Noninterest bearing deposits          7,891             7,185    7,766                7,052
            -------                                          -------           -------  -------              -------
             42,246        Total deposits                     42,989            42,617   42,382               41,460
              3,351      Notes payable                         3,336             2,674    3,334                2,560
             49,208      Total interest bearing liabilities   50,801            46,407   49,522               45,515
              4,159      Common stockholders' equity           4,080             4,251    4,218                4,210
              4,667      Total stockholders' equity            4,548             4,759    4,713                4,718

                              NUMBER OF EMPLOYEES

                                                             Sept. 30           June 30           Sept. 30
                                                               1997              1997               1996
                                                           -----------       -----------        -----------
  Full time equivalent employees                                21,200            22,000             22,600

                        CONSOLIDATED STATEMENT OF INCOME

(dollars in millions, except per share amounts)

    Quarter Ended                                                       Quarters Ended        Nine Months Ended
          June 30                                                        September 30            September 30
          -------                                                    --------------------    --------------------
             1997                                                      1997        1996        1997        1996
            -----                                                    --------    --------    --------    --------
         $1,280.7    Interest income                                 $1,266.8    $1,199.5    $3,822.5    $3,642.3
            664.8    Interest expense                                   695.7       608.1     2,015.5     1,913.9
         --------                                                    --------    --------    --------    --------
            615.9      Net interest revenue                             571.1       591.4     1,807.0     1,728.4
             60.0    Provision for credit losses                         40.0        57.0       160.0       171.0
         --------                                                    --------    --------    --------    --------
                       Net interest revenue after provision
            555.9       for credit losses                               531.1       534.4     1,647.0     1,557.4
         --------                                                    --------    --------    --------    --------
                     Noninterest income:
            155.7      Financial service fees                           168.4       140.4       461.7       327.2
             69.4      Trust and agency fees                             72.8        61.6       208.2       181.0
             27.9      Trading profits and commissions                   19.9        20.7        67.0        58.6
             31.9      Securities portfolio gains, net                   11.3         7.1        52.0        24.0
             91.9      Other income                                     175.8       106.7       365.8       413.8
         --------                                                    --------    --------    --------    --------
            376.8        Total noninterest income                       448.2       336.5     1,154.7     1,004.6
         --------                                                    --------    --------    --------    --------
                     Noninterest expense:
            260.2      Salaries                                         263.8       244.2       781.6       728.9
             51.3      Employee benefits                                 54.0        49.1       158.0       150.4
             52.1      Occupancy expense                                 49.6        51.1       152.5       151.9
             35.8      Equipment expense                                 36.1        34.2       107.6       102.4
            176.8      Other expense                                    197.0       149.0       519.7       450.6
         --------                                                    --------    --------    --------    --------
            576.2        Subtotal                                       600.5       527.6     1,719.4     1,584.2
              0.0    Restructuring and merger-related costs               0.0       180.0         0.0       180.0
              1.7    OREO costs                                           0.8         4.8         4.0         7.4
         --------                                                    --------    --------    --------    --------
            577.9      Total noninterest expense                        601.3       712.4     1,723.4     1,771.6
         --------                                                    --------    --------    --------    --------

            354.8    Income before income taxes                         378.0       158.5     1,078.3       790.4
            142.8      Provision for income taxes                       152.3        78.5       433.8       341.8
         --------                                                    --------    --------    --------    --------
         $  212.0    NET INCOME                                      $  225.7    $   80.0    $  644.5    $  448.6
         ========                                                    ========    ========    ========    ========


                     NET INCOME PER COMMON SHARE:
         $   1.37      Primary                                       $   1.49    $    .46    $   4.15    $   2.74
         $   1.35      Fully diluted                                 $   1.47    $    .45    $   4.07    $   2.69
         $    .51    DIVIDENDS PAID PER COMMON SHARE                 $    .51    $    .44    $   1.46    $   1.25

                     Average number of common shares, in thousands:
          147,910        Primary                                      145,383     153,103     148,875     153,715
          149,787        Fully diluted                                147,842     155,183     151,574     156,300

         $    9.3    Preferred dividends                             $    8.6    $    9.4    $   27.2    $   28.0




                                   Other Data

(dollars in millions, except per share amounts)




  Quarter Ended                                                                  Quarters Ended                  Nine Months Ended
---------------                                                                  ---------------                 ------------------
        June 30                                                                   September 30                     September  30
        -------                                                           ----------------------         --------------------------
           1997                                                        1997           1996            1997              1996
           ----                                                       -------    ---------------    ---------    ------------------

                     EARNINGS PER SHARE BEFORE SPECIAL ITEMS*:
          $1.37        Primary                                        $ 1.49             $ 1.23     $   4.15              $   3.53
          $1.35        Fully diluted                                  $ 1.47             $ 1.21     $   4.07              $   3.48

                     RETURN ON AVERAGE TOTAL ASSETS (ANNUALIZED):
          1.33%        Net income                                       1.36%               .53%        1.34%                 1.02%
          1.33%        Net income before special items*                 1.36%              1.31%        1.34%                 1.29%

                     RETURN ON AVERAGE COMMON EQUITY (ANNUALIZED):
          19.54%       Net income                                      21.11%              6.61%       19.56%                13.35%
          19.54%       Net income before special items*                21.11%             17.56%       19.56%                17.24%

                     * Based on net income of $226 million in the third quarter of 1997, $212 million in the second quarter of 1997, and $197 million in the third quarter of 1996.

                     CONSOLIDATED NET INTEREST REVENUE AND MARGIN:
                       Net interest revenue, fully taxable
          $620.4       equivalent basis                               $576.5             $596.4     $1,822.0              $1,743.5
          4.38%        Net interest margin                              3.96%              4.40%        4.27%                 4.40%

          4.58%      DOMESTIC NET INTEREST MARGIN (ESTIMATED)           4.01%              4.51%        4.37%                 4.50%
          3.83%      INTERNATIONAL NET INTEREST MARGIN (ESTIMATED)      3.83%              4.07%        3.98%                 4.08%

      June 30                                                            September 30
      -------                                                       ----------------------
         1997                                                         1997         1996
         ----                                                       ---------    ---------
                     COMMON STOCKHOLDERS' EQUITY:
     $  4,166        Common stockholders' equity                    $  4,104     $  4,246
      147,111        Common shares outstanding, in thousands         144,535      152,634
                     Per common share:
     $  28.32          Book value                                   $  28.40     $  27.81
        72.38          Market value                                    88.44        57.88

                     CAPITAL RATIOS/REGULATORY CAPITAL:
        5.78%        Tangible Common Equity ratio                       5.56%        6.27%
                     Risk-based capital ratios:                     Estimate
         8.8%          Tier 1 capital ratio (minimum required 4.00%)     7.8%         8.3%
        12.8%          Total capital ratio (minimum required 8.00%)     11.7%        12.7%
         7.8%        Leverage ratio                                      7.2%         7.2%
     $  4,918        Tier 1 capital                                 $  4,610     $  4,319
        7,160        Total capital                                     6,927        6,642
       55,764        Total risk-adjusted assets                       59,263       52,223

                           Reserve for Credit Losses
(dollars in millions)

        Quarter Ended                                           Quarters Ended          Nine Months Ended
              June 30                                            September 30             September 30
         ------------                                         -------------------     ---------------------
                 1997                                          1997        1996         1997         1996
              -------                                         -------     -------     --------     --------
             $  864.0     Beginning balance                   $844.7      $894.5      $ 883.3      $ 889.2

                 60.0     Provision for credit losses           40.0        57.0        160.0        171.0
                  0.0     Reserve of acquired companies          0.0         0.0          0.0          2.1
                  0.0     Reserves of companies sold           (94.7)        0.0        (94.7)       (10.9)

              (106.5)     Credit losses                        (80.0)      (73.4)      (283.2)      (212.0)
                 27.2     Recoveries                            19.1        18.6         63.7         57.3
             --------                                         ------      ------      -------      -------
                (79.3)      Net credit losses                  (60.9)      (54.8)      (219.5)      (154.7)
             --------                                         ------      ------      -------      -------

             $  844.7     Ending balance                      $729.1      $896.7      $ 729.1      $ 896.7
             ========                                         ======      ======      =======      =======

                 2.00%    Reserve as a % of loans and leases    1.72%       2.13%        1.72%        2.13%
             ========                                         ======      ======      =======      =======

                  240%    Reserve as a % of nonaccrual loans     216%        202%         216%         202%
             ========                                         ======      ======      =======      =======